UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2015

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2015, Enbridge Energy Partners, L.P. (the “Partnership”) entered into a dealer agreement (the “Dealer Agreement”) with Wells Fargo Securities, LLC (the “Dealer”) relating to the Partnership’s commercial paper program.

The Dealer Agreement provides the terms under which the Dealer will either purchase from the Partnership or arrange for the sale by the Partnership of unsecured commercial paper notes (the “Notes”), pursuant to an exemption from federal and state securities laws. The Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes may vary, but may not exceed 397 days from the date of issue.

The foregoing is a summary of the Dealer Agreement and is qualified in its entirety by the Dealer Agreement that is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2015, Enbridge Energy Partners, L.P. (the “Partnership”) announced the resignation of Rebecca B. Roberts from the boards of directors of Enbridge Energy Company, Inc. (“EECI”), the general partner of the Partnership, and Enbridge Energy Management, L.L.C. (“EEM”), the delegate of EECI with respect to the management of the Partnership. Ms. Roberts resigned from the boards of EECI and EEM, to take a director position on the board of Enbridge Inc., which is the ultimate parent of the Partnership.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1	Commercial Paper Dealer Agreement between the Partnership, as Issuer, and Wells Fargo Securities, LLC, as Dealer, dated as of March 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: March 23, 2015	By:	/s/ Chris Kaitson
Chris Kaitson
Vice President – Law
(Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

10.1	Commercial Paper Dealer Agreement between the Partnership, as Issuer, and Wells Fargo Securities, LLC, as Dealer, dated as of March 20, 2015.